Exhibit 99
Piper Sandler Companies Reports First Quarter 2026 Results; Increases Quarterly Dividend to $0.20 Per Share
MINNEAPOLIS—May 1, 2026—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the first quarter of 2026.
"We started 2026 strong, delivering record first quarter revenues powered by a 30% growth in corporate investment banking over last year," said Chad Abraham, chairman and chief executive officer. "We are pleased with our results, and we remain actively engaged with our clients, leveraging our deep sector expertise and comprehensive product suite, to support them in navigating the current uncertainty."

	First Quarter 2026 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q1	vs.	vs.	Q1	vs.	vs.
	2026	Q4-25	Q1-25	2026	Q4-25	Q1-25
Net revenues	$474	-29%	33%	$470	-26%	22%
Pre-tax margin	18.5%	-9.8pp	10.3pp	20.0%	-7.2pp	2.1pp
Net income attributable to Piper Sandler Companies	$65	-43%	1%	$72	-42%	-2%
Earnings per diluted common share	$0.92	-43%	1%	$1.00	-42%	-2%
(1)A non-U.S. GAAP ("non-GAAP") measure. Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
Financial & Business Highlights
•Net revenues of $474 million for the first quarter of 2026 and adjusted net revenues of $470 million represent our strongest first quarter on record.
◦Advisory services generated $251 million of revenues, up 16% year-over-year, driven by increased M&A and debt capital markets advisory activity.
◦Corporate financing revenues of $73 million were more than double the year-ago quarter, led by our healthcare franchise which served as the No. 2 underwriter based on book run equity financings completed during the quarter for biopharma companies.
◦Equity brokerage delivered $60 million of revenues, our strongest first quarter on record, as we leveraged our many product channels to assist clients through elevated volatility.
•Our U.S. GAAP and non-GAAP results for the first quarter of 2026 include $8.5 million of litigation-related expenses which reduced earnings per diluted common share by $0.08 and adjusted earnings per diluted common share by $0.09.
Talent
•Promoted six investment bankers to managing director across three industry groups and two product teams.
•Expanded our healthcare investment banking franchise with the hiring of a London-based managing director advising life science tools and diagnostic companies.
•Strengthened our energy, power & infrastructure investment banking team with the addition of one managing director focused on the upstream sector.
Capital
•Increased the quarterly cash dividend by 14% to $0.20 per share of common stock, which will be paid on June 12, 2026 to shareholders of record as of May 29, 2026.
•Our four-for-one forward split of our common stock was effected at the start of trading on March 24, 2026; all share and per share amounts presented herein have been retrospectively adjusted to reflect the impact of the stock split.
•Returned an aggregate of $171 million to shareholders during the first quarter of 2026 through dividends and repurchases of 0.9 million shares of the company's common stock at an average price of $79.08 per share.

U.S. GAAP Selected Financial Data
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	Change vs.
	2026	2025	2025	Q4-25	Q1-25
Revenues
Investment banking:
Advisory services	$250,962	$401,569	$216,800	-38%	16%
Corporate financing	73,315	65,929	33,061	11%	122%
Municipal financing	23,913	38,940	26,403	-39%	-9%
Total investment banking	348,190	506,438	276,264	-31%	26%

Institutional brokerage:
Equity brokerage	60,470	64,186	54,254	-6%	11%
Fixed income services	50,375	49,715	47,670	1%	6%
Total institutional brokerage	110,845	113,901	101,924	-3%	9%

Interest income	11,646	9,620	9,963	21%	17%
Investment income/(loss)	4,464	37,033	(29,597)	-88%	N/M
Total revenues	475,145	666,992	358,554	-29%	33%
Interest expense	736	942	1,282	-22%	-43%
Net revenues	474,409	666,050	357,272	-29%	33%

Non-interest expenses
Compensation and benefits	296,057	390,796	248,457	-24%	19%
Non-compensation expenses	90,421	86,491	79,382	5%	14%
Total non-interest expenses	386,478	477,287	327,839	-19%	18%

Income before income tax expense/(benefit)	87,931	188,763	29,433	-53%	199%
Income tax expense/(benefit)	19,619	45,799	(7,335)	-57%	N/M
Net income	$68,312	$142,964	$36,768	-52%	86%

Net income attributable to Piper Sandler Companies	$65,242	$113,968	$64,915	-43%	1%

Earnings per diluted common share	$0.92	$1.60	$0.91	-43%	1%

Ratios and margin
Compensation ratio	62.4%	58.7%	69.5%
Non-compensation ratio	19.1%	13.0%	22.2%
Pre-tax margin	18.5%	28.3%	8.2%
Effective tax rate	22.3%	24.3%	-24.9%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	Change vs.
	2026	2025	2025	Q4-25	Q1-25
Advisory services
Completed M&A and restructuring transactions	69	99	42	-30%	64%
Completed capital advisory transactions (1)	25	28	13	-11%	92%
Total completed advisory transactions	94	127	55	-26%	71%

Corporate financings
Total equity transactions priced	26	21	15	24%	73%
Book run equity transactions priced	26	18	11	44%	136%
Total debt and preferred transactions priced	10	10	12	—%	-17%
Book run debt and preferred transactions priced	7	7	8	—%	-13%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$3.3	$4.1	$3.3	-20%	—%
Total issues priced	98	151	94	-35%	4%

Equity brokerage
Number of shares traded (in billions)	3.1	3.0	2.9	3%	7%
(1)Includes debt capital markets advisory transactions and equity and debt private placements.
NET REVENUES
For the first quarter of 2026, net revenues of $474.4 million decreased 29% compared to the record fourth quarter of 2025 and increased 33% compared to the first quarter of 2025.
Investment banking revenues of $348.2 million for the first quarter of 2026 decreased 31% compared to the fourth quarter of 2025 and increased 26% compared to the first quarter of 2025.
•Advisory services revenues of $251.0 million for the first quarter of 2026 decreased 38% compared to the seasonally strong fourth quarter of 2025 as we completed fewer transactions. Advisory services revenues increased 16% compared to the first quarter of 2025 driven primarily by more completed transactions. Sector performance was led by our healthcare franchise, which delivered a record quarter, and our financial services group with solid contributions from our services & industrials and energy, power & infrastructure teams.
•Corporate financing revenues of $73.3 million for the first quarter of 2026 increased 11% compared to the fourth quarter of 2025 driven by more completed equity financings. Corporate financing revenues increased 122% compared to the first quarter of 2025, resulting from more completed equity underwriting transactions and a higher average fee. Our performance was driven by our healthcare team which served as book runner on all 23 equity financing deals priced during the quarter.
•Municipal financing revenues of $23.9 million for the first quarter of 2026 decreased 39% compared to the strong fourth quarter of 2025. Municipal financing revenues decreased 9% compared to the first quarter of 2025 driven by reduced issuance activity in our specialty sector businesses.
Institutional brokerage revenues of $110.8 million for the first quarter of 2026 decreased 3% compared to the fourth quarter of 2025 and increased 9% compared to the first quarter of 2025.
•Equity brokerage revenues of $60.5 million for the first quarter of 2026 decreased 6% compared to the fourth quarter of 2025 due to lower revenues from research services. Equity brokerage revenues increased 11% compared to the first quarter of 2025 driven by increased client activity resulting from higher volatility.

•Fixed income services revenues of $50.4 million for the first quarter of 2026 were essentially flat compared to the fourth quarter of 2025 and increased 6% compared to the first quarter of 2025. Revenues for the current quarter benefited from several balance sheet restructuring trades, which offset a decline in our regular-way client activity resulting from interest rate volatility.
Investment income/(loss) for the first quarter of 2026 was income of $4.5 million compared to income of $37.0 million for the fourth quarter of 2025 and a loss of $29.6 million for the first quarter of 2025. For the current and prior periods, investment income/(loss) includes amounts attributable to noncontrolling interests primarily related to the alternative asset funds we manage.
NON-INTEREST EXPENSES
For the first quarter of 2026, non-interest expenses of $386.5 million decreased 19% compared to the fourth quarter of 2025 and increased 18% compared to the first quarter of 2025.
•Compensation ratio of 62.4% for the first quarter of 2026 increased compared to 58.7% for the fourth quarter of 2025 due to lower net revenues, including lower investment income attributable to noncontrolling interests. Compensation ratio improved compared to 69.5% for the first quarter of 2025 driven by higher net revenues. In addition, the compensation ratio for the first quarter of last year was higher due to the investment loss attributable to noncontrolling interests.
•Non-compensation expenses of $90.4 million for the first quarter of 2026 increased 5% compared to the fourth quarter of 2025 and 14% compared to the first quarter of 2025 driven by other operating expenses, which included $8.5 million of litigation-related expenses. In addition, compared to the first quarter of 2025, other operating expenses for the current quarter included higher underwriting costs associated with increased corporate financing deal activity.
PRE-TAX INCOME
For the first quarter of 2026, we recorded pre-tax income of $87.9 million compared to $188.8 million for the fourth quarter of 2025 and $29.4 million for the first quarter of 2025.
•Pre-tax margin of 18.5% for the first quarter of 2026 decreased compared to 28.3% for the fourth quarter of 2025. Pre-tax margin for the quarter improved compared to 8.2% for the first quarter of 2025 resulting from increased net revenues and lower compensation and non-compensation ratios.
EFFECTIVE TAX RATE
For the current and prior periods, the effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expenses, and the vesting of restricted stock awards. For the first quarter of 2026, the effective tax rate of 22.3% included $7.0 million of tax benefits related to the vesting of restricted stock awards. The effective tax rate of 24.3% for the fourth quarter of 2025 was impacted by higher net income attributable to noncontrolling interests. For the first quarter of 2025, the effective tax rate of negative 24.9% included $25.4 million of tax benefits related to the vesting of restricted stock awards.
NET INCOME & EARNINGS PER SHARE
For the first quarter of 2026, we generated net income of $65.2 million, or $0.92 per diluted common share. Net income for the quarter included $7.0 million, or $0.10 per diluted common share, of income tax benefits related to the vesting of restricted stock awards.
Results for the current quarter decreased compared to net income of $114.0 million, or $1.60 per diluted common share, for the fourth quarter of 2025 resulting primarily from lower net revenues offset in part by a lower effective tax rate. Results for the current quarter were essentially flat compared to net income of $64.9 million, or $0.91 per diluted common share, for the first quarter of 2025 as the increase in net revenues and pre-tax margin were offset by higher income tax expense. Net income for the first quarter of 2025 included $25.4 million, or $0.35 per diluted common share, of income tax benefits related to the vesting of restricted stock awards.

Non-GAAP Selected Financial Data
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	Change vs.
	2026	2025	2025	Q4-25	Q1-25
Adjusted revenues
Investment banking:
Advisory services	$250,962	$401,569	$216,800	-38%	16%
Corporate financing	73,315	65,929	33,061	11%	122%
Municipal financing	23,913	38,940	26,403	-39%	-9%
Total investment banking	348,190	506,438	276,264	-31%	26%

Institutional brokerage:
Equity brokerage	60,470	64,186	54,254	-6%	11%
Fixed income services	50,375	49,715	47,670	1%	6%
Total institutional brokerage	110,845	113,901	101,924	-3%	9%

Interest income	11,646	9,620	9,963	21%	17%
Investment income/(loss)	(401)	5,980	(3,559)	N/M	-89%
Adjusted total revenues	470,280	635,939	384,592	-26%	22%
Interest expense	736	942	1,282	-22%	-43%
Adjusted net revenues	469,544	634,997	383,310	-26%	22%

Adjusted operating expenses
Adjusted compensation and benefits	289,239	381,830	239,569	-24%	21%
Adjusted non-compensation expenses	86,444	80,703	75,197	7%	15%
Adjusted total operating expenses	375,683	462,533	314,766	-19%	19%

Adjusted operating income	93,861	172,464	68,544	-46%	37%

Adjusted income tax expense/(benefit)	21,927	49,185	(4,951)	-55%	N/M

Adjusted net income	$71,934	$123,279	$73,495	-42%	-2%

Adjusted earnings per diluted common share	$1.00	$1.72	$1.02	-42%	-2%

Adjusted ratios and margin
Adjusted compensation ratio	61.6%	60.1%	62.5%
Adjusted non-compensation ratio	18.4%	12.7%	19.6%
Adjusted operating margin	20.0%	27.2%	17.9%
Adjusted effective tax rate	23.4%	28.5%	-7.2%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for a summary of additional business metrics.
ADJUSTED NET REVENUES
For the first quarter of 2026, adjusted net revenues of $469.5 million decreased 26% compared to the seasonally strong fourth quarter of 2025. Adjusted net revenues increased 22% compared to the first quarter of 2025 driven by our corporate investment banking and equity brokerage businesses, which both delivered record first quarter revenues.
ADJUSTED OPERATING EXPENSES
For the first quarter of 2026, adjusted operating expenses of $375.7 million decreased 19% compared to the fourth quarter of 2025 and increased 19% compared to the first quarter of 2025.
•Adjusted compensation ratio of 61.6% for the first quarter of 2026 increased compared to 60.1% for the fourth quarter of 2025 resulting from lower adjusted net revenues. Adjusted compensation ratio for the quarter improved compared to 62.5% for the first quarter of 2025 driven by higher adjusted net revenues.
•Adjusted non-compensation expenses of $86.4 million for the first quarter of 2026 increased 7% compared to the fourth quarter of 2025 and 15% compared to the first quarter of 2025 driven by other operating expenses, which included $8.5 million of litigation-related expenses. In addition, compared to the first quarter of 2025, other operating expenses for the current quarter included higher underwriting costs associated with increased corporate financing deal activity.
ADJUSTED OPERATING INCOME
For the first quarter of 2026, adjusted operating income of $93.9 million decreased 46% compared to the fourth quarter of 2025 and increased 37% compared to the first quarter of 2025.
•Adjusted operating margin of 20.0% for the first quarter of 2026 decreased compared to 27.2% for the fourth quarter of 2025 resulting from lower adjusted net revenues. Adjusted operating margin increased compared to 17.9% for the first quarter of 2025 driven primarily by higher adjusted net revenues.
ADJUSTED EFFECTIVE TAX RATE
For the first quarter of 2026, our adjusted effective tax rate of 23.4% included $7.0 million of tax benefits related to the vesting of restricted stock awards. The adjusted effective tax rate for the fourth quarter of 2025 was 28.5%. For the first quarter of 2025, our adjusted effective tax rate of negative 7.2% included $25.4 million of tax benefits related to the vesting of restricted stock awards.
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
For the first quarter of 2026, we generated adjusted net income of $71.9 million, or $1.00 of adjusted earnings per diluted common share. Net income for the quarter included $7.0 million, or $0.09 per diluted common share, of income tax benefits related to the vesting of restricted stock awards.
Results for the current quarter decreased compared to adjusted net income of $123.3 million, or $1.72 of adjusted earnings per diluted common share, for the fourth quarter of 2025 resulting primarily from lower adjusted net revenues offset in part by a lower adjusted effective tax rate. Results for the current quarter decreased modestly compared to adjusted net income of $73.5 million, or $1.02 of adjusted earnings per diluted common share, for the first quarter of 2025 as increased adjusted net revenues and adjusted operating margin were offset by higher adjusted income tax expense. Adjusted net income for the first quarter of 2025 included $25.4 million, or $0.35 per diluted common share, of income tax benefits related to the vesting of restricted stock awards.

Capital
STOCK SPLIT
On March 23, 2026, we effected a four-for-one forward split of the company's common stock through the filing of an amendment to our Certificate of Incorporation, which was accompanied by a proportionate increase in the number of shares of our authorized common stock. Our common stock began trading on the split-adjusted basis at the start of trading on March 24, 2026. All share and per share amounts presented herein have been retrospectively adjusted to reflect the impact of the stock split.
DIVIDENDS
On May 1, 2026, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.20 per share, an increase of 14% compared to the previous quarterly cash dividend. This dividend will be paid on June 12, 2026, to shareholders of record as of the close of business on May 29, 2026.
During the first quarter of 2026, we paid a quarterly cash dividend of $0.175 per share of common stock and a special cash dividend of $1.25 per share of common stock. Total dividends paid during the quarter, including accrued forfeitable dividends paid on restricted stock awards that vested, were $100.7 million.
SHARE REPURCHASES
During the first quarter of 2026, we repurchased 459 thousand shares of the company's common stock, at an average price of $80.33 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. We also repurchased 425 thousand shares of the company's common stock, at an average price of $77.73 per share, pursuant to our share repurchase authorization. The aggregate amount of 884 thousand shares, or $69.9 million of the company's common stock, were repurchased at an average price of $79.08 per share.
Additional Information

	Mar. 31,	Dec. 31,	Mar. 31,
	2026	2025	2025
Human Capital
Full-time employees	1,842	1,858	1,801
Corporate investment banking managing directors	192	187	182

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,341.8	$1,371.0	$1,213.5

Shares outstanding:
Common shares outstanding	67.9	67.5	66.1
Restricted shares outstanding	3.5	3.5	5.3
Total shares outstanding	71.4	71.0	71.4

Management Conference Call
Chad Abraham, chairman and chief executive officer; Deb Schoneman, president; and Kate Clune, chief financial officer, will host a conference call to discuss the financial results on Friday, May 1, 2026, at 8:30 a.m. Eastern Time (7:30 a.m. Central Time). Participants can access the call by dialing 800 330-6710 (in the U.S.) or +1 312 471-1353 (outside the U.S.) and passcode number 5642050. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com/earnings. A replay of the conference call will be available beginning approximately three hours after the event through the same link.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; in the EU through Aviditi Capital Advisors Europe GmbH, a tied agent of AHP Capital Management GmbH, authorized and regulated by BaFin; and in the Abu Dhabi Global Market through Piper Sandler MENA Ltd., authorized and regulated by the ADGM Financial Services Regulatory Authority. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2026. Since 1895. Piper Sandler Companies. 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401.
For more information, please contact Kate Clune, chief financial officer, at 212 466-7799 or investorrelations@psc.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods, e.g., the outlook for corporate advisory (e.g., M&A, debt capital markets advisory, private capital advisory), corporate financing, public finance, equity brokerage, and fixed income brokerage; current deal pipelines (or backlogs); growth plans for our businesses, including corporate investment banking and fixed income; the financial performance of recently completed transactions; our recruiting pipeline; anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, non-compensation ratio, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, and earnings per share); our strategic priorities; the payment of our quarterly and special cash dividends; our share repurchase program; and economic, geopolitical, and market conditions generally.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the impact of trade policy, including tariffs, on market, geopolitical and economic conditions is difficult to predict, and may result in a decline in macroeconomic conditions or the financial markets that negatively impacts our business;
•continued business and investor uncertainty around future trade policy or geopolitical conditions may adversely affect our business, revenue levels, and profitability;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2025, and updated in our subsequent reports filed with the SEC (available at our Website at www.pipersandler.com and at the SEC Website at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended
(Amounts in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,
	2026	2025	2025
Revenues
Investment banking	$348,190	$506,438	$276,264
Institutional brokerage	110,845	113,901	101,924
Interest income	11,646	9,620	9,963
Investment income/(loss)	4,464	37,033	(29,597)
Total revenues	475,145	666,992	358,554
Interest expense	736	942	1,282
Net revenues	474,409	666,050	357,272

Non-interest expenses
Compensation and benefits	296,057	390,796	248,457
Occupancy and equipment	18,065	18,334	18,227
Outside services	13,717	15,751	15,471
Communications	14,910	14,833	15,441
Marketing and business development	15,151	14,936	14,873
Trade execution and clearance	5,037	4,949	5,174
Restructuring and integration costs	—	102	—
Intangible asset amortization	2,057	3,629	2,076
Other operating expenses	21,484	13,957	8,120
Total non-interest expenses	386,478	477,287	327,839

Income before income tax expense/(benefit)	87,931	188,763	29,433
Income tax expense/(benefit)	19,619	45,799	(7,335)
Net income	68,312	142,964	36,768
Net income/(loss) attributable to noncontrolling interests	3,070	28,996	(28,147)
Net income attributable to Piper Sandler Companies	$65,242	$113,968	$64,915

Earnings per common share
Basic	$0.96	$1.69	$0.99
Diluted	$0.92	$1.60	$0.91

Dividends declared per common share	$1.43	$0.18	$0.91

Weighted average common shares outstanding
Basic	67,841	67,318	65,513
Diluted	71,235	71,253	71,150

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2026	2025	2025
Adjusted revenues
Investment banking	$348,190	$506,438	$276,264
Institutional brokerage	110,845	113,901	101,924
Interest income	11,646	9,620	9,963
Investment income/(loss)	(401)	5,980	(3,559)
Adjusted total revenues	470,280	635,939	384,592
Interest expense	736	942	1,282
Adjusted net revenues (2)	469,544	634,997	383,310

Adjusted operating expenses
Adjusted compensation and benefits (3)	289,239	381,830	239,569
Adjusted non-compensation expenses (4)	86,444	80,703	75,197
Adjusted total operating expenses (5)	375,683	462,533	314,766

Adjusted operating income (6)	93,861	172,464	68,544
Adjusted income tax expense/(benefit) (7)	21,927	49,185	(4,951)
Adjusted net income (8)	$71,934	$123,279	$73,495

Adjusted earnings per diluted common share (9)	$1.00	$1.72	$1.02

Adjusted weighted average diluted common shares outstanding (10)	71,637	71,694	71,849

Adjusted ratios and margin
Adjusted compensation ratio (11)	61.6%	60.1%	62.5%
Adjusted non-compensation ratio (12)	18.4%	12.7%	19.6%
Adjusted operating margin (13)	20.0%	27.2%	17.9%
Adjusted effective tax rate (14)	23.4%	28.5%	-7.2%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2026	2025	2025
Net revenues:
Net revenues – U.S. GAAP basis	$474,409	$666,050	$357,272
Adjustment:
Investment (income)/loss related to noncontrolling interests (15)	(4,865)	(31,053)	26,038
Adjusted net revenues	$469,544	$634,997	$383,310

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$296,057	$390,796	$248,457
Adjustment:
Compensation from acquisition-related agreements	(6,818)	(8,966)	(8,888)
Adjusted compensation and benefits	$289,239	$381,830	$239,569

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$90,421	$86,491	$79,382
Adjustments:
Non-compensation expenses related to noncontrolling interests (15)	(1,795)	(2,057)	(2,109)
Restructuring and integration costs	—	(102)	—
Amortization of intangible assets related to acquisitions	(2,057)	(3,629)	(2,076)
Non-compensation expenses from acquisition-related agreements	(125)	—	—
Adjusted non-compensation expenses	$86,444	$80,703	$75,197

Income before income tax expense/(benefit):
Income before income tax expense/(benefit) – U.S. GAAP basis	$87,931	$188,763	$29,433
Adjustments:
Investment (income)/loss related to noncontrolling interests (15)	(4,865)	(31,053)	26,038
Non-compensation expenses related to noncontrolling interests (15)	1,795	2,057	2,109
Compensation from acquisition-related agreements	6,818	8,966	8,888
Restructuring and integration costs	—	102	—
Amortization of intangible assets related to acquisitions	2,057	3,629	2,076
Non-compensation expenses from acquisition-related agreements	125	—	—
Adjusted operating income	$93,861	$172,464	$68,544

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$19,619	$45,799	$(7,335)
Tax effect of adjustments:
Compensation from acquisition-related agreements	1,730	2,361	1,840
Restructuring and integration costs	—	43	—
Amortization of intangible assets related to acquisitions	545	982	544
Non-compensation expenses from acquisition-related agreements	33	—	—
Adjusted income tax expense/(benefit)	$21,927	$49,185	$(4,951)
Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2026	2025	2025
Net income attributable to Piper Sandler Companies:
Net income attributable to Piper Sandler Companies – U.S. GAAP basis	$65,242	$113,968	$64,915
Adjustments:
Compensation from acquisition-related agreements	5,088	6,605	7,048
Restructuring and integration costs	—	59	—
Amortization of intangible assets related to acquisitions	1,512	2,647	1,532
Non-compensation expenses from acquisition-related agreements	92	—	—
Adjusted net income	$71,934	$123,279	$73,495

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$0.92	$1.60	$0.91
Adjustment for inclusion of unvested acquisition-related stock	(0.01)	(0.01)	(0.01)
	$0.91	$1.59	$0.90
Adjustments:
Compensation from acquisition-related agreements	0.07	0.09	0.10
Restructuring and integration costs	—	—	—
Amortization of intangible assets related to acquisitions	0.02	0.04	0.02
Non-compensation expenses from acquisition-related agreements	—	—	—
Adjusted earnings per diluted common share	$1.00	$1.72	$1.02

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	71,235	71,253	71,150
Adjustment:
Unvested acquisition-related restricted stock with service conditions	402	441	699
Adjusted weighted average diluted common shares outstanding	71,637	71,694	71,849
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes investment (income)/loss related to noncontrolling interests (see (15) below).
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (15) below), (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from acquisition-related agreements.
(5)A non-GAAP measure which is computed as the summation of adjusted compensation and benefits and adjusted non-compensation expenses (see (3) and (4) above).
(6)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (15) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs related to acquisitions and/or headcount reductions and (d) amortization of intangible assets related to acquisitions.
(7)A non-GAAP measure which includes the income tax effect of the adjustments for (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions and (c) amortization of intangible assets related to acquisitions.
(8)A non-GAAP measure which represents net income attributable to Piper Sandler Companies adjusted for (a) the exclusion of compensation and non-compensation expenses from acquisition-related agreements, (b) the exclusion of restructuring and integration costs related to acquisitions and/or headcount reductions, (c) the exclusion of amortization of intangible assets related to acquisitions and (d) the income tax impact allocated to the adjustments.
(9)A non-GAAP measure which is computed based on a quotient of which the numerator is adjusted net income and the denominator is adjusted weighted average diluted common shares outstanding.
(10)A non-GAAP measure which assumes the vesting of acquisition-related restricted stock with service conditions.
(11)A non-GAAP measure which represents adjusted compensation and benefits expenses as a percentage of adjusted net revenues.
(12)A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenues.
(13)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(14)A non-GAAP measure which represents adjusted income tax expense as a percentage of adjusted operating income.
(15)Noncontrolling interests include investment income/(loss) and non-compensation expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.